Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alyst Acquisition Corp. (the “Company”) on Form 10-QSB for the period ending December 31, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Michael Weksel, Chief Operating Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Weksel Michael Weksel Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	Dated: February 1, 2008